Exhibit 99.1
ConocoPhillips Pursuing Plan to Separate into Two Stand-Alone, Publicly Traded Companies
Plan creates two leading, independent energy companies
HOUSTON, July 14, 2011 — Consistent with ConocoPhillips’ previously stated strategies and focus on value creation for its shareholders, ConocoPhillips’ board of directors has approved pursuing the separation of the company’s Refining & Marketing and Exploration & Production businesses into two stand-alone, publicly traded corporations via a tax-free spin of the refining and marketing business to ConocoPhillips shareholders.
Following the completion of the proposed separation, ConocoPhillips will be a large and geographically diverse pure-play exploration and production company with strong returns and investment opportunities. The company’s strategy of enhancing returns on capital through developing new resources, growing reserves and production per share, continuing the asset sale program and increasing shareholder distributions will not change.
As a separate company, the Refining and Marketing business of ConocoPhillips will be a leading pure play independent refiner with a competitive and diverse set of assets. In addition to executing the company’s initiatives to improve downstream returns through portfolio rationalization and other operating efficiencies, the new downstream company will be able to further position its portfolio by pursuing transactions and investments across the value chain. Under the contemplated plan, both companies will be well positioned with financial strength and flexibility and experienced management teams committed to continued value creation.
“Consistent with our strategy to create industry-leading shareholder value, we have concluded that two independent companies focused on their respective industries will be better positioned to pursue their individually focused business strategies,” said Jim Mulva, Chairman and Chief Executive Officer, “Both companies will continue to benefit from the size and scale of their significant high-quality asset bases and free cash flow generation, allowing them to invest and create shareholder value in a changing environment.”
The separation of the companies is expected to be completed in the first half of 2012. Upon completion of the separation, Mulva intends to retire. Until that point, he will continue to serve as ConocoPhillips’ CEO and lead the separation efforts. The work to determine the detailed allocation of assets and liabilities, the management and governance of the companies, and the mechanics of completing the separation will begin immediately. Further details will be disclosed as they are determined over the next several months.
The contemplated separation of ConocoPhillips into two companies does not require a shareholder vote. The separation is subject to market conditions, customary regulatory approvals, the receipt of an affirmative IRS ruling, the execution of separation and intercompany agreements and final board approval.
ConocoPhillips will hold a conference call and webcast at 8:30 am EDT on July 14. Interested parties can get information regarding the conference call and webcast on the ConocoPhillips Investor Relations website, www.conocophillips.com\investor. Replays of the conference call and a transcript should be available later today.
ConocoPhillips is an integrated energy company with interests around the world. Headquartered in Houston, the company had approximately 29,600 employees, $160 billion of assets, and $226 billion of annualized revenues as of March 31, 2011. For more information, go to www.conocophillips.com.
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,”

“could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.